EXHIBIT 10.10

                               FOURTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


          THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Fourth Amendment") is entered into as of August 20, 1997 by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                    RECITALS

          A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of May 29, 1997, that certain First Amendment thereto dated as of July 7, 1997, that certain Second Amendment thereto dated July 22, 1997, and that certain Third Amendment thereto dated August 5, 1997 (collectively, the "Agreement"), for the purchase and sale of real property designated "INDUSTRIAL PACKAGE SALE, LAND SALE: ILLINOIS, MICHIGAN AND CALIFORNIA", as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

          B. Buyer and Seller now desire to modify the Agreement as provided herein.

          C. Capitalized terms in this Fourth Amendment not defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

          1. DUE DILIGENCE PERIOD. The expiration date of the Due Diligence Period is extended from August 20, 1997 to and including September 5, 1997.

          2. CONFLICT IN TERMS. In the event of any conflict or inconsistency between the terms and conditions of this Fourth Amendment and the terms and conditions of the Agreement, the terms and conditions of this Fourth Amendment shall govern and control the rights and obligations of the parties hereto.

          3. EFFECT OF FOURTH AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

          4. COUNTERPARTS. This Fourth Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Fourth Amendment may be executed via telecopied signatures with original signatures to follow.

          IN WITNESS WHEREOF, Buyer and Seller have executed this Fourth Amendment as of the date first above written.

                                        BUYER

                                        MERIDIAN INDUSTRIAL TRUST, INC.,
                                        a Maryland corporation


                                        By:
                                             ------------------------------
                                             Robert A. Dobbin
                                        Its: Secretary


                                        SELLER

                                        THE PRUDENTIAL INSURANCE COMPANY OF
                                        AMERICA, a New Jersey corporation


                                        By:
                                             ------------------------------
                                             Bernard C. Buchholz
                                        Its: Vice President

                               FIFTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


          THIS FIFTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Fifth Amendment") is entered into as of September 5, 1997 by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                    RECITALS

          A. Buyer and Seller entered into that certain Purchase and Sale Agreement dated as of May 29, 1997, that certain First Amendment thereto dated as of July 7, 1997, that certain Second Amendment thereto dated July 22, 1997, that certain Third Amendment thereto dated August 5, 1997, and that certain Fourth Amendment thereto dated August 20, 1997 (collectively, the "Agreement"), for the purchase and sale of real property designated "INDUSTRIAL PACKAGE SALE, LAND SALE: ILLINOIS, MICHIGAN AND CALIFORNIA", as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

          B. Buyer and Seller now desire to modify the Agreement as provided herein.

          C. Capitalized terms in this Fifth Amendment not defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

          1. DUE DILIGENCE PERIOD. The expiration date of the Due Diligence Period is extended from September 5, 1997 to and including September 22, 1997.

          2. CONFLICT IN TERMS. In the event of any conflict or inconsistency between the terms and conditions of this Fifth Amendment and the terms and conditions of the Agreement, the terms and conditions of this Fifth Amendment shall govern and control the rights and obligations of the parties hereto.

          3. EFFECT OF FIFTH AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

          4. COUNTERPARTS. This Fifth Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Fifth Amendment may be executed via telecopied signatures with original signatures to follow.

          IN WITNESS WHEREOF, Buyer and Seller have executed this Fifth Amendment as of the date first above written.

                                   BUYER

                                   MERIDIAN INDUSTRIAL TRUST, INC.,
                                   a Maryland corporation


                                   By:
                                        ------------------------------
                                        Jaime Suarez
                                   Its: Vice President


                                   SELLER

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   By:
                                        ------------------------------
                                        Bernard C. Buchholz
                                   Its: Vice President

                               SIXTH AMENDMENT TO
                           PURCHASE AND SALE AGREEMENT


          THIS SIXTH AMENDMENT TO PURCHASE AND SALE AGREEMENT ("Sixth Amendment") is entered into as of September 22, 1997, by and between Meridian Industrial Trust, Inc., a Maryland corporation ("Buyer"), and The Prudential Insurance Company of America, a New Jersey corporation ("Seller").

                                    RECITALS

          A. Buyer and Seller have entered into that certain Purchase and Sale Agreement dated as of May 29, 1997, as amended by that certain Second Amendment dated as of July 22, 1997, that certain Third Amendment dated as of August 5, 1997, that certain Fourth Amendment dated as of August 20, 1997, and that certain Fifth Amendment dated as of September 5, 1997 (collectively, the "Agreement"), for the purchase and sale of real property designated "INDUSTRIAL PACKAGE SALE, LAND SALE: ILLINOIS, MICHIGAN AND CALIFORNIA", as more particularly described on Exhibit A to the Agreement, together with certain personal property, lease interests and intangible property, all as more particularly described in the Agreement.

          B. Buyer and Seller now desire to modify the Agreement as provided herein.

          C. Capitalized terms not defined herein shall have the meanings ascribed to them in the Agreement.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, Buyer and Seller agree as follows:

          1. CEDARPOINTE PROPERTY. On the Closing Date, that portion of the Purchase Price allocated to the Property described on Exhibit A-17 (Cedarpointe Phase I), Exhibit A-18 (Cedarpointe Phase III) and Exhibit A-19 (Cedarpointe Phase II) (collectively, the "Cedarpointe Development Parcels"), in the amount of Three Million Fifty-Five Thousand Dollars ($3,055,000.00), shall be withheld and retained by Escrow Agent. All interest earned on the amounts retained by Escrow Agent shall accrue for the benefit of Buyer.

               (a) Buyer has selected, and Seller has agreed to pay the fees of, Thomas Olsen Associates, Inc. (the "Delhi Fly Consultant") to conduct a survey to determine the presence of the Delhi Sands Flower-Loving Fly (the "Delhi Fly") on the Cedarpointe Development Parcels (the "Delhi Fly Survey"). The Delhi Fly Survey was completed on September 20, 1997.

               (b) The Delhi Fly Survey has determined that the Delhi Fly is not present on the Cedarpointe Development Parcels, and the Delhi Fly Consultant has been authorized to meet with authorized representatives of the United States Fish and Wildlife Service ("USFWS") and any other governmental agencies having jurisdiction over the Delhi Fly to request a modification in the survey protocol respecting the Delhi Fly and to obtain a negative declaration or similar written statement (the "Declaration") permitting development to proceed on the Cedarpointe Development Parcels unrestricted by considerations related to the Delhi Fly. Notwithstanding the foregoing, Buyer shall purchase the Cedarpointe Development Parcels whether or not the Delhi Fly Consultant obtains the Declaration. Seller has agreed to pay up to $2,115.00 of fees for the Delhi Fly Consultant for the purpose of seeking the Declaration from USFWS. The Closing of Buyer's purchase shall occur on a date selected by Buyer which shall be no later than December 1, 1997.

               (c) Buyer and Seller will select, within ten (10) days after Closing, and Seller has agreed to pay the fees of, a qualified consultant (the "Owl Consultant") to prepare a survey to determine the presence of Burrowing Owls on the Cedarpointe Development Parcels (the "Owl Survey"). The Owl Survey is expected to be completed on or before October 15, 1997. If the Owl Survey reflects that Burrowing Owls inhabit the Cedarpointe Development Parcels, Seller shall, at Seller's sole cost and expense, promptly take all actions required to be taken by Seller or Buyer, as the case may be, as owner of the Cedarpointe Development Parcels, under applicable law respecting the Burrowing Owls then located on the Cedarpointe Development Parcels including, without limitation, trapping and relocating the Burrowing Owls. Notwithstanding anything to the contrary in this paragraph, the Agreement or the Owl Survey, Seller's obligations under this paragraph shall survive the Closing and Buyer's acquisition of the Cedarpointe Development Parcels.

          2.   HURON COMMERCE CENTER PROPERTY.

               (a) Prior to the Closing Date, Seller, at Seller's sole cost and expense, shall cause the land described on Exhibit A-8 to the Agreement (the "Ford Parking Parcel") to be surveyed such that, at Closing, the Ford Parking Parcel may be conveyed by Seller to Buyer as a separate legal parcel. The Purchase Price for the Ford Parking Parcel shall be Two Hundred Two Thousand Five Hundred Fifty-Four Dollars ($202,554.00), and shall be conveyed from Seller to Buyer on the Closing Date in accordance with the terms and conditions of the Agreement.

               (b) On the Closing Date, that portion of the Purchase Price allocated to the Property described on Exhibit A-7 (Huron Commerce Center -
Land) (collectively, the "Huron Development Parcels"), in the amount of Six Million Four Hundred Eighty-Seven Thousand Four Hundred Forty-Six Dollars ($6,487,446.00), shall be withheld and retained by Escrow Agent pending satisfaction of the following conditions precedent to Buyer's obligation to purchase the Huron Development Parcels. All interest earned on the amounts retained by Escrow Holder shall accrue for the benefit of Buyer.

                    (i) After the Closing Date, but prior to June 5, 1998, if directed in writing by Buyer, Seller shall, at Seller's sole cost and expense, complete and record a final subdivision plat map encompassing the Huron Development Parcels and such additional parcels of land in the property commonly known as the Huron Commerce Center that have previously been purchased by Buyer from Seller (the "Final Map"). The Final Map shall conform substantially to that certain plat map entitled "Huron Commerce Center Subdivision" and signed by Ryan Toole, Vice President of The Prudential Insurance Company of America on August 22, 1997, prepared by Spaulding DeDecker Associates, Inc., 905 South Boulevard East, Rochester Hills, Michigan 48307, SDA Job No. SM94-30. Buyer shall join in the execution and/or recordation of the Final Map; PROVIDED, HOWEVER, that Buyer shall not assume any liability by such joinder or, if liability is imposed on Buyer, Seller shall indemnify, defend and hold Buyer harmless from and against any such liability.

                   (ii) Buyer and Seller have engaged, at their joint expense, Johnson, Johnson & Roy (the "Wetlands Consultant") to assist Buyer and Seller in establishing the existence and extent of wetlands areas within the Huron Development Parcels (the "Wetlands Areas"), and to determine on behalf of both Buyer and Seller the location and amount of Wetlands Areas (the "Wetlands Report"). The Wetlands Consultant shall, if requested by Buyer and Seller, provide to

Buyer and Seller a wetlands map (the "Wetlands Map") on an overlay of the Final Map, depicting the location and type of vegetation as well as the total acreage
of Wetlands Areas.   Buyer and Seller shall cooperate fully with the Wetlands
Consultant and each party acknowledges that the Wetlands Report shall reflect the Wetlands Consultant's independent findings, and not the preferred findings of either party. Barring negligence, fraud or a finding of undue influence, the findings of the Wetlands Consultant with respect to the total acreage of Wetlands Areas shall be binding upon Buyer and Seller.

                         (A)  If the Wetlands Areas reflected in the Wetlands
Report exceed fifty percent (50%) of the combined acreage of the Huron Development Parcels and the Ford Parking Parcel, Buyer shall have thirty (30) days from receipt of the Wetlands Report to notify Seller that Buyer has elected to terminate the Agreement as it applies to the Huron Development Parcels, in which event Escrow Agent shall promptly refund to Buyer all sums held in Escrow respecting the Huron Development Parcels, including all interest earned thereon, and the parties shall have no further obligations to each other respecting the Huron Development Parcels, except as expressly set forth in the Agreement.

                         (B)  If the amount of Wetlands Areas reflected in the
Wetlands Report are less than or equal to fifty percent (50%) of the combined acreage of the Huron Development Parcels and the Ford Parking Parcel, or if Buyer elects not to terminate the Agreement pursuant to the preceding subparagraph (A), and if the Wetlands Areas exceed the amount of acreage which under the conditions accompanying recordation of the Final Map can be dedicated or maintained as setback, open-space, greenbelt area or drainage areas, or other lands which cannot, as a customary condition to issuance of building permits, be used for construction of buildings, parking areas, roads or other improvements (that is, there is a net reduction in developable acreage due to the Wetlands Areas compared to similarly platted acreage that does not contain wetlands areas), then the Purchase Price shall be reduced in proporation to the reduction in the number of developable acres in the Huron Development Parcels as a result of the presence of Wetlands Areas. The Closing shall occur in accordance with the terms and conditions of the Agreement on a date selected by Buyer which date shall be no later than thirty (30) days following: (a) the Wetlands Consultant's delivery to Buyer and Seller of the Wetlands Report and the Wetlands Map, and (b) Seller's obtaining all necessary signatures on the Final Map so that the Final Map can be recorded at Buyer's written direction.

                         (C)  Prior to determining the impact of the Wetlands
Areas on the Purchase Price of the Huron Development Parcels, Seller shall have the right, but not the obligation, to present a wetlands relocation plan (the "Wetlands Plan") to the authorized governmental agencies. If Seller elects to present a Wetlands Plan, the Closing Date for the Huron Development Parcels shall be delayed until the date that is fifteen (15) days following final approval of the Wetlands Plan by such authorized governmental authorities.

          3.   CORPORATE CROSSING PROPERTY.

               (a) The Purchase Price allocated to the Property described on Exhibit A-35 to the Agreement (collectively, the "Corporate Crossing Development Parcels") is reduced to Four Million One Hundred Seventy-Eight Thousand Two Hundred Eighty Dollars ($4,178,280.00), and such amount shall at Closing be withheld and retained by Escrow Agent. All interest earned on the amounts retained by Escrow Agent shall accrue for the benefit of Buyer.

            (b) On or before October 10, 1997, Buyer and Seller will engage, and each party will pay one-half of the fees of, a mutually acceptable engineering firm (the "Drainage Consultant") to review the existing drainage plan and drainage improvements for the Corporate Crossing Development Parcels (the "Drainage Plan"), giving consideration to such factors as the Drainage Consultant shall deem relevant including, but not limited to, anticipated future development on higher elevation properties located within the same drainage basin as the Corporate Crossing Development Parcels. The Drainage Consultant shall be instructed to find the most cost efficient method of correcting any insufficient drainage consistent with current industry standards. The Drainage Consultant will advise Buyer and Seller in writing (the "Drainage Report") if the existing drainage plan for the Corporate Crossing Development Parcels is sufficient for continued development, and, if insufficient, what measures are recommended by the Drainage Consultant to make the Corporate Crossing Development Parcels' drainage adequate to handle such development, together with an estimate of the cost of implementing such Amended Drainage Plan over and above the normal cost of continued development absent such amended Drainage Plan. The Closing shall occur on a date selected by Buyer, which date shall be no later than thirty (30) days following receipt of the Drainage Report, with the Purchase Price for the Corporate Crossing Development Parcels reduced, if at all, by the estimated cost of implementing the amended Drainage Plan. Buyer and Seller shall cooperate fully with the Drainage Consultant and each party acknowledges that the Drainage Report shall reflect the Drainage Consultant's independent findings, and not the preferred findings of either party. Barring negligence, fraud or a finding of undue influence, the findings of the Drainage Consultant with respect to the sufficiency of the existing drainage plan and improvements for the Corporate Crossing Development Parcels shall be binding upon Buyer and Seller.

               (c) From and after the Closing Date, but prior to June 5, 1998, Seller shall, at Seller's sole cost and expense, cause construction of a road intersection at Gibraltar Drive and Joliet Road in Bolingbrook, Illinois, together with any and all additional infrastructure improvements currently required by any authorized governmental agency, to be completed in accordance with applicable law and all conditions imposed by local zoning regulations and authorities (the "Corporate Crossing Improvements"). Seller represents to Buyer that Seller has forwarded construction plans for the Corporate Crossing Improvements to the Illinois Department of Transportation ("IDOT") for approval.

                    (i) Seller may delay completion of construction of the Corporate Crossing Improvements beyond June 5, 1998, on a day for day basis, for any delays resulting solely from IDOT's or other governmental agency delay in approving such construction plans beyond February 1, 1998, and Buyer acknowledges that if the construction plans are not approved by IDOT on or before September 30, 1997, construction of the Corporate Crossing Improvements may be delayed until spring or summer of 1998. To the extent required by any governmental agencies having jurisdiction over construction of the Corporate Crossing Improvements, Buyer shall join in any documents necessary for such construction; PROVIDED, HOWEVER, that such joinder shall not impose any liability upon Buyer or, if any liability is imposed on Buyer, Seller shall indemnify, defend and hold Buyer harmless from and against any such liability.

                    (ii) Seller has deposited in total approximately Five Hundred Thousand Dollars ($500,000.00) with the Village of Bolingbrook, Illinois, to secure Seller's completion of the Corporate Crossing Improvements, approximately One Hundred Fifteen Thousand Dollars ($115,000.00) of which relates to the completion of the intersection construction. Upon completion of the Corporate Crossing Improvements, Seller will request a release/refund of such sums from such agencies as they relate to the Corporate Crossing Improvements. Provided Seller has fully complied with all its obligations to complete and pay for the Corporate Crossing Improvements, Buyer shall have no claim upon such deposited sums. If requested by Seller, Buyer shall join in any documents necessary for such release/refund, at no cost or liability to Buyer.

                    (iii) Should Seller receive any warranties related to the construction of the Corporate Crossing Improvements which are assignable to Buyer and which are not required to be assigned exclusively to the Village of Bolingbrook, Illinois, Seller shall assign to Buyer, at Buyer's cost, any and all such warranties. Notwithstanding anything in this Sixth Amendment or the Agreement to the contrary, Seller's obligations under this subparagraph shall survive the Closing and Buyer's acquisition of the Corporate Crossing Development Parcels.

          4. CONFLICT OF TERMS. In the event of any conflict or inconsistency between the terms and conditions of this Sixth Amendment and the terms and conditions of the Agreement, the terms and conditions of this Sixth Amendment shall govern and control the rights and obligations of the parties hereto.

          5. EFFECT OF AMENDMENT. Except as expressly modified herein, all terms and conditions of the Agreement remain unmodified and in full force and effect.

          6. COUNTERPARTS. The Sixth Amendment may be executed in one or more counterparts, each of which may be deemed an original, and all of which, when taken together, shall constitute one and the same instrument. This Sixth Amendment may be executed via telecopied signatures with original signatures to follow.

          7. RELEASE OF AMOUNTS IN ESCROW. Buyer and Seller agree that on the Closing Date, the amounts set forth in Paragraphs 1(a), 2(b) and 3(a) hereof shall be deposited into escrow with Escrow Agent. Seller agrees that Buyer is entitled to a release of the sums held by Escrow Agent for each Property upon Buyer and Seller reaching agreement on the terms of sale for each Property which includes a fixed price and firm closing date. Seller agrees that Buyer is entitled to a release of the funds in escrow for the Cedarpointe Development Parcels, which release shall be made at any time after the Closing Date upon Buyer's written request to Escrow Agent. Seller agrees that Buyer shall be entitled to a release of the funds in escrow for the Huron Development Parcels upon Buyer and Seller entering into a written agreement on a fixed purchase price therefor without the requirement of completion of the Final Map by Seller. Seller agrees that Buyer shall be entitled to a release of the funds in escrow for the Corporate Crossing Development Parcels upon Buyer and Seller (i) receiving the Drainage Report and agreeing upon an adjustment of the purchase price therefor, provided such Drainage Report reflects an increase in the cost of development due to the Drainage Consultant's determination that the Drainage Plan is insufficient, and (ii) agreeing upon a date for closing.

     IN WITNESS WHEREOF, Buyer and Seller have executed this Sixth Amendment as of the date first above written.

                                   BUYER:

                                   MERIDIAN INDUSTRIAL TRUST, INC.,
                                   a Maryland corporation


                                   By:
                                        ------------------------------
                                        Robert A. Dobbin

                                   Its: Secretary


                                   SELLER:

                                   THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation


                                   By:
                                        ------------------------------
                                        Bernard C. Buchholz
                                   Its: Vice President